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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

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Great Elm Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603 Palm Beach Gardens, FL		33410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 31, 2025, Great Elm Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain funds affiliated with Kennedy Lewis Investment Management LLC (“KLIM”), a Delaware limited liability company (such funds, the “Purchasers”), pursuant to which the Purchasers purchased, and the Company issued, 1,353,885 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a 20-day volume-weighted average price calculated at market close the business day prior to the date of the Stock Purchase Agreement of $2.1144 per share, or an aggregate purchase price of $2,862,654.44. The Shares were issued in a private placement exempt from registration under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933.

Pursuant to the registration rights covenant under the Stock Purchase Agreement, the Company has agreed to file a registration statement to register the resale from time to time of the Registrable Securities (as defined in the Stock Purchase Agreement) held by the Purchasers within one hundred and twenty days following the date of the Stock Purchase Agreement. The Company has also agreed to include the Registrable Securities in certain registration statements filed by the Company. The registration rights granted pursuant to the Stock Purchase Agreement will terminate upon the first to occur of (A) a registration statement with respect to the sale of such securities being declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and such securities having been disposed of or transferred by the holder thereof in accordance with such effective registration statement, (B) such securities having been previously sold or transferred in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act), (C) such securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144 or (D) such securities are no longer outstanding.

In addition, pursuant to the director appointment covenant under the Stock Purchase Agreement, as long as the Purchasers and their affiliates collectively (i) retain the Profit Interest Percentage (as defined below) and (ii) continue to own at least 50% of the Shares (the “Ownership Requirements”), the Company has agreed to appoint one person designated by the Purchasers to serve on the Company’s board of directors (the “Board”), and to continue to nominate such person to continue to serve on the Board at each annual meeting of the Company’s stockholders so long as the Purchasers meet the Ownership Requirements and such person qualifies as an independent director under Nasdaq independence rules and is reasonably acceptable to the Board.

The foregoing summary of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement which will be filed as an exhibit to our annual report on Form 10-K for the year ended June 30, 2025.

Profits Interest Agreement

In connection with the transactions described in this Current Report on Form 8-K, the Company formed a new holding company for its real estate business, Great Elm Real Estate Ventures, LLC, a Delaware limited liability company (“Great Elm RE Ventures”). The Company is the sole member of Great Elm RE Ventures and owns all of its equity interests, including its preferred equity pursuant to which it is entitled to a cumulative preferred distribution of 12.5% per annum and priority in distributions relating to the proceeds of certain specified transactions, subject to the right of the certain funds affiliated with KLIM set forth therein (the “Investors”) to purchase a pro rata participation interest in such preferred equity in an amount equal to the Profits Interest Percentage. Pursuant to a Profits Interest Agreement (the “Profits Interest Agreement”), dated July 31, 2025, by and among the Company, Great Elm RE Ventures and the Investors, each Investor will be entitled to receive, concurrently with any distribution of income made by Great Elm RE Ventures to the holders of its common equity interests, its pro rata portion of an amount equal to 15% of the aggregate amount of such distribution (the “Profit Interest Percentage”), which percentage will increase by 1.0% for each $10.0 million of borrowings drawn under the Loan Agreement (as defined below) up to a maximum of 20%. Each Investor will have certain tag-along rights in the event that the Company or its affiliates decides to transfer its common or preferred equity in Great Elm RE Ventures above a certain threshold.

The foregoing summary of the Profits Interest Agreement is qualified in its entirety by reference to the form of Profits Interest Agreement which will be filed as an exhibit to our annual report on Form 10-K for the year ended June 30, 2025

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2025, the Company posted its presentation for investors and interested parties to its website, which included selected preliminary and unaudited financial results for the Company. A copy of the presentation is furnished as Exhibit 99.2 and incorporated herein by reference.

The information included under Item 2.02 of this report (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the director appointment covenant under the Stock Purchase Agreement, on July 31, 2025, in accordance with the recommendation of the Nominating and Corporate Governance Committee (the “Nominating & Corporate Governance Committee”) of the Board, the Board elected and approved Lloyd Nathan to serve as a director, effective as of July 31, 2025, to serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal. As of the time of this filing, the Board has not made a determination regarding the committees of the Board, if any, to which Mr. Nathan will be appointed.

Mr. Nathan has extensive real estate and construction expertise leading the strategic and tactical needs for the acquisition, development, financing, design, construction, and launch of multiple large-scale projects.

The Board has determined that Mr. Nathan is an independent director as defined in Nasdaq Listing Rule 5605(a)(2).

Mr. Nathan shall receive compensation for his service on the Board and any of its committees in accordance with our non-employee director compensation program.

Item 8.01 Other Events.

On July 31, 2025, Monomoy Properties REIT, LLC (the “REIT”), a private industrial outside storage focused real estate investment vehicle managed by Monomoy CRE, LLC, a wholly owned subsidiary of the Company, entered into a Loan Agreement (the “Loan Agreement”) dated as of the date hereof among the REIT, as borrower, certain investment vehicle managed by KLIM from time to time party thereto as lenders (the “Lenders”) and Alter Domus (US) LLC, as agent, for the Lenders, pursuant to which the Lenders are providing term loans for up to $150 million to the REIT (of which $100 million will be funded upon the initial closing) on the terms and conditions set forth therein. As a condition precedent to the effectiveness of the Loan Agreement, the Company agreed, upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement) to grant to the Investors a security interest in, and pledge to the Lenders, all of its limited liability company interests in Monomoy UpREIT, LLC (“UpREIT”), a subsidiary of the REIT, and the related rights thereto, including the right to receive distributions and vote the interests and the proceeds thereof.

On July 31, 2025, the Company issued a press release in connection with the issuance of the Shares and the entry into the Profits Interest Agreement. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 31, 2025
99.2	Investor Presentation, dated August 1, 2025
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: July 31, 2025	/s/ Keri A. Davis
By: Keri A. Davis
Title: Chief Financial Officer